                                                      January 31, 1995





Mr. R. O. Viets
Mr. J. G. Sahn
     300 Hamilton Boulevard, Suite 300
     Peoria, Illinois 61602

Mr. J. H. Byington, Jr.
Mr. D. P. Falck
     One Battery Park Plaza
     New York, New York 10004-1490

Gentlemen:

We hereby make, constitute and appoint each of you and any one of you our true and lawful attorney for each of us and in each of our names, places or steads, both in our individual capacities as directors and/or that of officers of CILCORP Inc., to sign and cause to be filed with the Securities and Exchange Commission CILCORP Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 1994 and any appropriate amendment or amendments to said report and any necessary exhibits.

The undersigned, CILCORP Inc., also authorizes you and any one of you to sign said annual report and any amendment or amendments thereto on its behalf as attorney-in-fact for its respective officers, and to file the same as aforesaid together with any exhibits.

                                                      Very truly yours,

                                                      CILCORP Inc.



                                               By /s/  R. O. Viets
                                                       R. O. Viets, President





Power of attorney related to execution and filing of CILCORP Inc. 1994 annual report on Form 10-K.




      /s/ M. Alexis                              /s/ R. W. Slone
          M. Alexis                                  R. W. Slone




      /s/ J. R. Brazil                           /s/ K. E. Smith
          J. R. Brazil                               K. E. Smith




      /s/ W. Bunn III                            /s/ R. N. Ullman
          W. Bunn III                                R. N. Ullman




      /s/ D. E. Connor                           /s/ R. O. Viets
          D. E. Connor                               R. O. Viets




      /s/ H. J. Holland                          /s/ M. M. Yeomans
          H. J. Holland                              M. M. Yeomans




      /s/ H. S. Peacock                          /s/ T. D. Hutchinson
          H. S. Peacock                              T. D. Hutchinson

                                                                 EXHIBIT (25)

          Extract from Minutes of Meeting of the Board of Directors of
                                  CILCORP Inc.
                             held January 31, 1995


          Upon motion duly made and seconded, the following resolution was unanimously adopted:

               RESOLVED: That for the purpose of executing and completing CILCORP Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 1994 to be filed with the Securities and Exchange Commission, and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company, its officers and members of its Board of Directors are authorized to give their several powers of attorney to R. O. Viets, J. G. Sahn, J. H. Byington, Jr. and
     D. P. Falck, or any one of them, in such form as the officers of the Company determine and as counsel may advise.


                             * * * * * * * * * * *


          I, John G. Sahn, Secretary of CILCORP Inc., do hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at meeting of the Board of Directors of CILCORP Inc., duly held January 31, 1995, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded, but is still in full force and effect.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company this 14th day of March, 1995.




                                                 /s/ John G. Sahn
                                                     John G. Sahn
                                                      Secretary

(S E A L)